Exhibit 99.1

FOR IMMEDIATE RELEASE

Genesis HealthCare Contact:

Investor Relations

610-925-2000

GENESIS HEALTHCARE REPORTS THIRD QUARTER 2019 RESULTS

KENNETT SQUARE, PA – (November 7, 2019) – Genesis Healthcare, Inc. (Genesis, or the Company) (NYSE:GEN), one of the largest post-acute care providers in the United States, today announced operating results for the third quarter ended September 30, 2019.

Third Quarter 2019 Results

•	US GAAP revenue in the third quarter of 2019 was $1.12 billion;

•	US GAAP net income attributable to Genesis Healthcare, Inc. in the third quarter of 2019 was $46.1 million;

•	Adjusted EBITDA in the third quarter of 2019 was $34.7 million; and

•	Adjusted EBITDAR in the third quarter of 2019 was $134.7 million.

“We had a very successful quarter as we generated same store occupancy growth for the fourth consecutive quarter, made final preparations for the transition to the PDPM and continued to execute on our portfolio optimization strategy,” noted George V. Hager, Jr., Chief Executive Officer of Genesis.  “In addition, I am pleased to report that we received a positive reconciliation and settlement under the MSSP for the 2018 performance year and as a result, we reported income from our Genesis Healthcare ACO for the first time ever.”

“The positive results this quarter reflect the successful execution of our strategic long-term investments in the areas of portfolio optimization and “value-based” programming,” continued Hager.  “We are making significant progress in returning Genesis to its historic operating model based on local market density, strong hospital and payor relationships and consistent clinical outcomes and results. Currently, 76% of our facilities are located in Genesis’ historical eastern markets.”

Medicare Shared Savings Program (MSSP)

As the industry continues to migrate from fee-for-service to pay-for-value, Genesis’ unique capabilities in the area of physician services has given it a competitive advantage in advancing participation in value-based programs.

In 2016, Genesis Healthcare ACO, LLC began participating in the MSSP through the Company’s Genesis Physician Services (GPS) division. GPS providers make more than half a million visits annually to both short- and long-stay patients, helping them improve overall healthcare quality and reduce unnecessary hospital readmissions.   GPS is the only captive SNFist company in the industry and the only post-acute sponsored accountable care organization in the United States.

2018 Performance Year

During 2018, the Company managed approximately 6,400 Medicare fee-for-service beneficiaries under the MSSP with annualized Medicare spend of more than $155 million.  In 2018, the MSSP required Genesis to save at least 3.2% of the total Medicare spend under management to share in up to 50% of the savings with Centers for Medicare and Medicaid Services (CMS),  while assuming no downside risk.  In August 2019, Genesis was informed by CMS that it reached the minimum savings rate set by CMS required for gain share.  As a result, in the third quarter of 2019, Genesis recognized MSSP income of approximately $1.7 million, net of expenses and provider distributions.

2019 Performance Year

During the first six months of 2019, the Company continued to operate under its first MSSP agreement with CMS.  Effective July 1, 2019 through December 31, 2024, the Company entered into its second MSSP agreement with CMS.  Under this agreement, the Company can share in up to 75% of the savings with CMS, but is also at risk for 40% of any increase in cost above the defined targets, which is further capped at 15% of its annualized benchmark costs under management.

With nearly four years of participation under the MSSP, the Company has gained valuable experience driving better outcomes and improved quality, managing episodic cost and developing in-house capabilities to predict program performance.  Based upon the data available to the Company during the quarter ended September 30, 2019, the Company recognized $4.7 million of estimated MSSP income, net of expenses and provider distributions, for the period January 1, 2019 to September 30, 2019.  The final reconciliation and settlement of the 2019 performance year is expected to be announced by CMS in the third quarter of 2020.  The Company will continue to closely monitor and evaluate its estimated performance under the 2019 performance year and will adjust its estimated MSSP income.

Portfolio Optimization

Genesis continues to exit underperforming facilities and certain low-density markets in order to focus on investment and growth in core, strategic markets. During the third quarter of 2019, Genesis divested, exited or closed the operations of 22 facilities.  In 2019, through October 1, 2019, Genesis exited a total of 43 facilities with approximate annual net revenue of $366.3  million, a pre-tax net loss of $10.3  million and Adjusted EBITDA of $11.5 million. These transactions resulted in the reduction of approximately $6.9 million of annual cash lease payments and the repayment of $154 million of indebtedness.

Divestitures in excess of acquisitions reduced Adjusted EBITDAR by $10.5 million in the third quarter of 2019 as compared to the prior year quarter.

Genesis recently announced that it has made another investment with a private investor involving 18 skilled nursing facilities historically leased by Genesis from Second Spring Healthcare Investments and Welltower Inc. Genesis will continue to operate the 18 facilities pursuant to a new lease with the new owner, reducing annual rent escalators from 2.0% to zero until year five. Through its investment, Genesis holds approximately a 30% interest in the entity that owns the real estate of the 18 facilities.  Genesis also acquired a fixed price purchase option to acquire the real estate in 2024 at a 10% premium above the original acquisition cost.

“In addition to divestitures, we are prioritizing transactions like this unique investment that will lessen the burden of lease escalators, allow us to participate in future real estate appreciation, reduce our overall cost of capital and set the stage for greater facility ownership in the future,” commented Hager.    “We were tracking so well toward our goal to own or obtain fixed price purchase options on at least 30% of our portfolio by the end of 2020 that we are now raising our goal to 35%. Additionally, we are currently pursing creative joint venture structures designed to take advantage of strong local operating resources in a number of our western markets.”

Patient Driven Payment Model (PDPM)
Genesis continues to work through the transition to PDPM effective October 1, 2019.  As previously announced, the Company expects its average Medicare rate per patient day in its inpatient segment, to remain relatively flat under PDPM as compared to the average Medicare rate under the previous RUGs payment system. In addition, the Company estimates that operating expenses in its captive skilled nursing facilities will decline approximately $30 million annually as a result of using more cost effective modalities in the delivery of therapy services.  Separately, as a result of PDPM related contract pricing modifications, the Company’s third party rehabilitation therapy services revenue is expected to decline approximately $30 million annually.  This revenue reduction is expected to be offset completely by cost reductions that have been implemented. Thus, Genesis continues to see PDPM as both positive for patients and accretive to the Company.

Adoption of New Lease Accounting Standard

On January 1, 2019, Genesis adopted FASB Accounting Standards Codification Topic 842, Leases (Topic 842), which requires lessees to recognize leases on-balance sheet.  Therefore, comparative information for periods prior to January 1, 2019 has not been adjusted.

Topic 842 had a material effect on Genesis’s consolidated financial statements.  The most significant effects of adoption relate to (1) the recognition of new right-of-use (ROU) assets and lease liabilities on its consolidated balance sheet for real estate operating leases; (2) the derecognition of existing assets and liabilities for sale-leaseback transactions that previously did not qualify for sale accounting; and (3) significant new disclosures about leasing activities.  In addition, for the three and nine months ended September 30, 2019, adoption of Topic 842 is the primary driver of the increase to lease expense and the decrease to interest expense, when compared to the same periods in the prior year, since the prior year has not been adjusted.

Conference Call

Genesis Healthcare, Inc. will hold a conference call at 8:30 a.m. Eastern Time on Thursday, November 7, 2019.  Investors can access the conference call by calling (855) 849-2198 or live via a listen-only webcast through the Genesis website at http://www.genesishcc.com/investor-relations/, where a replay of the call will also be posted for one year.

Credit Suisse 28th Annual Healthcare Conference
George V. Hager, Jr., Chief Executive Officer, and Tom DiVittorio, Chief Financial Officer, are scheduled to conduct a “fireside chat” at the Credit Suisse 28th Annual Healthcare Conference on Wednesday, November 13, 2019 at 9:10 a.m. Mountain Time at The Phoenician in Scottsdale, Arizona.  A live webcast and replay will also be available on the Company’s website at www.genesishcc.com/investor-relations.

Stifel 2019 Healthcare Conference
George V. Hager, Jr., Chief Executive Officer, and Tom DiVittorio, Chief Financial Officer, are also scheduled to conduct a “fireside chat” at the Stifel 2019 Healthcare Conference on Wednesday, November 20, 2019 at 11:30 a.m. Eastern Time at the Lotte New York Palace Hotel, New York, New York.  A live webcast and replay will also be available on the Company’s website at www.genesishcc.com/investor-relations.

About Genesis Healthcare, Inc.

Genesis Healthcare, Inc. (NYSE: GEN) is a holding company with subsidiaries that, on a combined basis, comprise one of the nation's largest post-acute care providers with nearly 400  skilled nursing facilities and assisted/senior living communities in 26 states nationwide. Genesis subsidiaries also supply rehabilitation therapy to approximately 1,200 healthcare providers in 44 states, the District of Columbia and China.  References made in this release to "Genesis," "the Company," "we," "us" and "our" refer to Genesis Healthcare, Inc. and each of its wholly-owned companies. Visit our website at www.genesishcc.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “pursue,” “plans,” or “prospect,” or the negative or other variations thereof or comparable terminology. They include, but are not limited to, statements about Genesis’ expectations and beliefs regarding its future financial performance, anticipated cost management, anticipated business development, anticipated financing activities and anticipated demographic and supply-demand trends facing the industry. These forward-looking statements are based on current expectations and projections about future events, including the assumptions stated in this release, and there can be no assurance that they will be achieved or occur, in whole or in part, in the timeframes anticipated by the Company or at all. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Genesis may differ materially from that expressed or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to, the following:

• reductions and/or delays in Medicare or Medicaid reimbursement rates, or changes in the rules governing the Medicare or Medicaid programs could have a material adverse effect on our revenues, financial condition and results of operations;

• reforms to the U.S. healthcare system that have imposed new requirements on us and uncertainties regarding potential material changes to such reforms;

• revenue we receive from Medicare and Medicaid being subject to potential retroactive reduction;

• our success being dependent upon retaining key executives and personnel;

• it can be difficult to attract and retain qualified nurses, therapists, healthcare professionals and other key personnel, which, along with a growing number of minimum wage and compensation related regulations, can increase our costs related to these employees;

• recently enacted changes in Medicare reimbursements for physician and non-physician services could impact reimbursement for medical professionals;

• we are subject to extensive and complex laws and government regulations. If we are not operating in compliance with these laws and regulations or if these laws and regulations change, we could be required to make significant expenditures or change our operations in order to bring our facilities and operations into compliance;

• our physician services operations are subject to corporate practice of medicine laws and regulations. Our failure to comply with these laws and regulations could have a material adverse effect on our business and operations;

• we face inspections, reviews, audits and investigations under federal and state government programs, such as the Department of Justice. These investigations and audits could result in adverse findings that may negatively affect our business, including our results of operations, liquidity, financial condition, and reputation;

• significant legal actions, which are commonplace in our industry, could subject us to increased operating costs, which could materially and adversely affect our results of operations, liquidity, financial condition, and reputation;

• insurance coverages, including professional liability coverage, may become increasingly expensive and difficult to obtain for health care companies, and our self-insurance may expose us to significant losses;

• failure to maintain effective internal control over financial reporting could have an adverse effect on our ability to report on our financial results on a timely and accurate basis;

• we may be unable to reduce costs to offset decreases in our patient census levels or other expenses timely and completely;

• completed and future acquisitions may consume significant resources, may be unsuccessful and could expose us to unforeseen liabilities and integration risks;

• we lease a significant number of our facilities and may experience risks relating to lease termination, lease expense escalators, lease extensions, special charges and leases that are not economically efficient in the current business environment;

• our substantial indebtedness, scheduled maturities and disruptions in the financial markets could affect our ability to obtain financing or to extend or refinance debt as it matures, which could negatively impact our results of operations, liquidity, financial condition and the market price of our common stock;

•  exposure to the credit and non-payment risk of our contracted customer relationships, including as a result from bankruptcy, receivership, liquidation, reorganization or insolvency, especially during times of systemic industry pressures, economic conditions, regulatory uncertainty and tight credit markets, which could result in material losses; and

• some of our directors are significant stockholders or representatives of significant stockholders, which may present issues regarding diversion of corporate opportunities and other potential conflicts.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2018, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the U.S. Securities and Exchange Commission,  discuss the foregoing risks as well as other important risks and uncertainties of which investors should be aware. Any forward-looking statements contained herein are made only as of the date of this release. Genesis disclaims any obligation to update its forward-looking statements or any of the information contained in this release. Investors are cautioned not to place undue reliance on these forward-looking statements.

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GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Net revenues	$1,123,705	$1,217,271	$3,430,397	$3,790,703
Salaries, wages and benefits	620,493	680,604	1,889,062	2,122,128
Other operating expenses	339,441	371,064	1,014,507	1,125,779
General and administrative costs	35,930	35,482	107,024	114,404
Lease expense	100,018	32,366	288,665	97,548
Depreciation and amortization expense	34,932	53,038	101,395	168,036
Interest expense	37,099	115,695	141,590	348,687
Loss on early extinguishment of debt	2,460	—	2,436	9,785
Investment income	(2,071)	(2,178)	(6,078)	(4,856)
Other income	(131,811)	(20,207)	(172,141)	(42,360)
Transaction costs	12,941	11,361	23,025	26,567
Long-lived asset impairments	16,037	32,390	16,937	88,008
Goodwill and identifiable intangible asset impairments	—	929	—	2,061
Equity in net (income) loss of unconsolidated affiliates	(93)	(152)	(178)	106
Income (loss) before income tax benefit	58,329	(93,121)	24,153	(265,190)
Income tax benefit	(569)	(1,220)	(680)	(1,759)
Net income (loss)	58,898	(91,901)	24,833	(263,431)
Less net (income) loss attributable to noncontrolling interests	(12,801)	33,773	1,182	97,153
Net income (loss) attributable to Genesis Healthcare, Inc.	$46,097	$(58,128)	$26,015	$(166,278)
Earnings (loss) per common share:
Basic:
Weighted-average shares outstanding for basic net income (loss) per share	109,123	102,489	106,581	100,461
Basic net income (loss) per common share attributable to Genesis Healthcare, Inc.	$0.42	$(0.57)	$0.24	$(1.66)

Diluted:
Weighted-average shares outstanding for diluted net income (loss) per share	166,002	102,489	164,583	100,461
Diluted net income (loss) per common share attributable to Genesis Healthcare, Inc.	$0.40	$(0.57)	$0.21	$(1.66)

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS)

	September 30,	December 31,
	2019	2018
Assets:
Current assets:
Cash and equivalents	$34,837	$20,865
Restricted cash and equivalents	42,807	73,762
Accounts receivable, net of allowance for doubtful accounts	545,259	622,717
Other current assets	161,365	158,281
Total current assets	784,268	875,625
Property and equipment, net of accumulated depreciation	957,218	2,887,554
Finance lease right-of-use asset, net of accumulated amortization	37,685	—
Operating lease right-of-use asset	2,416,914	—
Restricted cash and equivalents	50,425	47,649
Identifiable intangible assets, net of accumulated amortization	90,079	119,082
Goodwill	85,642	85,642
Other long-term assets	251,916	248,071
Total assets	$4,674,147	$4,263,623

Liabilities and Stockholders' Deficit:
Current liabilities:
Accounts payable and accrued expenses	$473,563	$462,599
Accrued compensation	153,488	172,726
Other current liabilities	400,188	276,887
Total current liabilities	1,027,239	912,212

Long-term debt	1,420,952	1,082,933
Finance lease obligations	39,676	967,942
Operating lease obligations	2,697,496	—
Financing obligations	—	2,732,939
Other long-term liabilities	554,007	612,463
Stockholders' deficit	(1,065,223)	(2,044,866)
Total liabilities and stockholders' deficit	$4,674,147	$4,263,623

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Nine months ended September 30,
	2019	2018
Net cash provided by operating activities (1)	$15,758	$14,066
Net cash used in investing activities	(393,034)	(54,877)
Net cash provided by financing activities	363,069	110,273
Net (decrease) increase in cash, cash equivalents and restricted cash and equivalents	(14,207)	69,462
Beginning of period	142,276	58,638
End of period	$128,069	$128,100

(1) - Net cash provided by operating activities in the nine months ended September 30, 2019 and 2018 includes approximately $23.0  million and $26.6 million, respectively, of cash payments for transaction-related costs.

GENESIS HEALTHCARE, INC.

KEY PERFORMANCE AND VALUATION MEASURES

(UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Financial Results (in thousands)
Financial Performance Measures:
Net revenues (GAAP)	$1,123,705	$1,217,271	$3,430,397	$3,790,703
Net income (loss) attributable to Genesis Healthcare, Inc. (GAAP)	46,097	(58,128)	26,015	(166,278)
EBITDA (Non-GAAP)	130,360	75,612	267,138	251,533
Adjusted EBITDA (Non-GAAP)	34,683	113,520	150,552	362,281
Valuation Measure:
Adjusted EBITDAR (Non-GAAP)	$134,701		$439,217

INPATIENT SEGMENT:

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Occupancy Statistics - Inpatient
Available licensed beds in service at end of period	43,769	51,634	43,769	51,634
Available operating beds in service at end of period	41,912	49,553	41,912	49,553
Available patient days based on licensed beds	4,026,748	4,750,328	11,939,391	14,096,082
Available patient days based on operating beds	3,856,927	4,555,745	11,437,918	13,522,878
Actual patient days	3,367,241	3,838,454	10,011,691	11,424,759
Occupancy percentage - licensed beds	83.6%	80.8%	83.9%	81.0%
Occupancy percentage - operating beds	87.3%	84.3%	87.5%	84.5%
Skilled mix	17.6%	17.9%	18.4%	19.1%
Average daily census	36,600	41,722	36,673	41,849
Revenue per patient day (skilled nursing facilities)
Medicare Part A	$523	$522	$525	$525
Insurance	465	456	460	458
Private and other	368	337	367	336
Medicaid	233	223	232	223
Medicaid (net of provider taxes)	213	204	213	204
Weighted average (net of provider taxes)	$277	$270	$279	$274
Patient days by payor (skilled nursing facilities)
Medicare	319,656	378,968	999,535	1,203,234
Insurance	239,060	273,200	735,736	854,666
Total skilled mix days	558,716	652,168	1,735,271	2,057,900
Private and other	188,157	222,890	545,584	670,908
Medicaid	2,425,249	2,758,817	7,150,761	8,098,284
Total Days	3,172,122	3,633,875	9,431,616	10,827,092
Patient days as a percentage of total patient days (skilled nursing facilities)
Medicare	10.1%	10.4%	10.6%	11.1%
Insurance	7.5%	7.5%	7.8%	8.0%
Skilled mix	17.6%	17.9%	18.4%	19.1%
Private and other	5.9%	6.1%	5.8%	6.2%
Medicaid	76.5%	76.0%	75.8%	74.7%
Total	100.0%	100.0%	100.0%	100.0%
Facilities at end of period
Skilled nursing facilities
Leased	280	337	280	337
Owned	30	44	30	44
Joint Venture	38	5	38	5
Managed *	12	33	12	33
Total skilled nursing facilities	360	419	360	419
Total licensed beds	43,712	51,543	43,712	51,543
Assisted/Senior living facilities:
Leased	21	19	21	19
Owned	1	4	1	4
Joint Venture	1	1	1	1
Managed	1	2	1	2
Total assisted/senior living facilities	24	26	24	26
Total licensed beds	1,941	2,209	1,941	2,209
Total facilities	384	445	384	445

Total Jointly Owned and Managed— (Unconsolidated)	13	15	13	15

REHABILITATION THERAPY SEGMENT**:

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Revenue mix %:
Company-operated	35.3%	37.2%	35.9%	37.1%
Non-affiliated	64.7%	62.8%	64.1%	62.9%
Sites of service (at end of period)	1,185	1,327	1,185	1,327
Revenue per site	$149,357	$152,273	$459,411	$476,010
Therapist efficiency %	70.5%	67.5%	71.6%	67.8%

* In 2018, includes 20 facilities located in Texas for which the real estate is owned by Genesis.

** Excludes respiratory therapy services.

Reasons for Non-GAAP Financial Disclosure

The following discussion includes references to Adjusted EBITDAR, EBITDA and Adjusted EBITDA, which are non-GAAP financial measures (collectively, Non-GAAP Financial Measures). A Non-GAAP Financial Measure is a numerical measure of a registrant’s historical or future financial performance, financial position and cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented.  In this regard, GAAP refers to generally accepted accounting principles in the United States.  We have provided reconciliations of the Non-GAAP Financial Measures to the most directly comparable GAAP financial measures.

We believe the presentation of Non-GAAP Financial Measures provides useful information to investors regarding our results of operations because these financial measures are useful for trending, analyzing and benchmarking the performance and value of our business.  By excluding certain expenses and other items that may not be indicative of our core business operating results, these Non-GAAP Financial Measures:

•allow investors to evaluate our performance from management’s perspective, resulting in greater transparency with respect to supplemental information used by us in our financial and operational decision making;

•facilitate comparisons with prior periods and reflect the principal basis on which management monitors financial performance;

•facilitate comparisons with the performance of others in the post-acute industry;

•provide better transparency as to the measures used by management and others who follow our industry to estimate the value of our company; and

•allow investors to view our financial performance and condition in the same manner as our significant landlords and lenders require us to report financial information to them in connection with determining our compliance with financial covenants.

We use two Non-GAAP Financial Measures primarily (EBITDA and Adjusted EBITDA) as performance measures and believe that the GAAP financial measure most directly comparable to them is net income (loss) attributable to Genesis Healthcare, Inc.  We use one Non-GAAP Financial Measure (Adjusted EBITDAR) as a valuation measure.  We use Non-GAAP Financial Measures to assess the value of our business and the performance of our operating businesses, as well as the employees responsible for operating such businesses.  Non-GAAP Financial Measures are useful in this regard because they do not include such costs as interest expense, income taxes and depreciation and amortization expense which may vary from business unit to business unit depending upon such factors as the method used to finance the original purchase of the business unit or the tax law in the state in which a business unit operates.  By excluding such factors when measuring financial performance, many of which are outside of the control of the employees responsible for operating our business units, we are better able to evaluate value and the operating performance of the business unit and the employees responsible for business unit performance.  Consequently, we use these Non-GAAP Financial Measures to determine the extent to which our employees have met performance goals, and therefore the extent to which they may or may not be eligible for incentive compensation awards.

We also use Non-GAAP Financial Measures in our annual budget process.  We believe these Non-GAAP Financial Measures facilitate internal comparisons to historical operating performance of prior periods and external comparisons to competitors’ historical operating performance.  The presentation of these Non-GAAP Financial Measures is consistent with our past practice and we believe these measures further enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods.

Although we use Non-GAAP Financial Measures as financial measures to assess value and the performance of our business, the use of these Non-GAAP Financial Measures is limited because they do not consider certain material costs necessary to operate the business.  These costs include our lease expense (only in the case of Adjusted EBITDAR), the cost to service debt, the depreciation and amortization associated with our long-lived assets, losses on early extinguishment of debt, transaction costs, long-lived asset impairment charges, federal and state income tax expenses, the operating results of our discontinued businesses and the income or loss attributable to noncontrolling interests.  Because Non-GAAP Financial Measures do not consider these important elements of our cost structure, a user of our financial information who relies on Non-GAAP Financial Measures as the only measures of our performance could draw an incomplete or misleading conclusion regarding our financial performance.  Consequently, a user of our financial information should consider net income (loss) attributable to Genesis Healthcare, Inc. as an important measure of its financial performance because it provides the most complete measure of our performance.

Other companies may define Non-GAAP Financial Measures differently and, as a result, our Non-GAAP Financial Measures may not be directly comparable to those of other companies.  Non-GAAP Financial Measures do not represent net income (loss), as defined by GAAP. Non-GAAP Financial Measures should be considered in addition to, not as a substitute for, or superior to, GAAP Financial Measures.

We use the following Non-GAAP Financial Measures that we believe are useful to investors as key valuation and operating performance measures:

EBITDA

We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (interest expense) and our asset base (depreciation and amortization expense) from our operating results.  In addition, covenants in our debt agreements use EBITDA as a measure of financial compliance.

Adjustments to EBITDA

We adjust EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance,  in the case of Adjusted EBITDA.  We believe that the presentation of Adjusted EBITDA, when combined with GAAP net income (loss) attributable to Genesis Healthcare, Inc., and EBITDA, is beneficial to an investor’s complete understanding of our operating performance. In addition, such adjustments are substantially similar to the adjustments to EBITDA provided for in the financial covenant calculations contained in our lease and debt agreements.

We adjust EBITDA for the following items:

•

Loss on early extinguishment of debt. We recognize gains or losses on the early extinguishment of debt when we refinance our debt prior to its original term, requiring us to write-off any unamortized deferred financing fees.  We exclude the effect of gains or losses recorded on the early extinguishment of debt because we believe these gains and losses do not accurately reflect the underlying performance of our operating businesses.

•

Other income.    We primarily use this income statement caption to capture gains and losses on the sale or disposition of assets.  We exclude the effect of such gains and losses because we believe they do not accurately reflect the underlying performance of our operating businesses.

•

Transaction costs. In connection with our acquisition and disposition transactions, we incur costs consisting of investment banking, legal, transaction-based compensation and other professional service costs.  We exclude acquisition and disposition related transaction costs expensed during the period because we believe these costs do not reflect the underlying performance of our operating businesses.

•

Long-lived asset impairments.  We exclude non-cash long-lived asset impairment charges because we believe including them does not reflect the ongoing performance of our operating businesses.  Additionally, such impairment charges represent accelerated depreciation expense, and depreciation expense is also excluded from EBITDA.

•

Goodwill and identifiable intangible asset impairments.  We exclude non-cash goodwill and identifiable intangible asset impairment charges because we believe including them does not reflect the ongoing operating performance of our operating businesses.

•

Severance and restructuring.  We exclude severance costs from planned reduction in force initiatives associated with restructuring activities intended to adjust our cost structure in response to changes in the business environment.  We believe these costs do not reflect the underlying performance of our operating businesses.  We do not exclude severance costs that are not associated with such restructuring activities.

•

Loss of newly acquired, constructed or divested businesses.  The acquisition and construction of new businesses is an element of our growth strategy.  Many of the businesses we acquire have a history of operating losses and continue to generate operating losses in the months that follow our acquisition.  Newly constructed or developed businesses also generate losses while in their start-up phase.  We view these losses as both temporary and an expected component of our long-term investment in the new venture.  We adjust these losses when computing Adjusted EBITDA in order to better analyze the performance of our mature ongoing business.  The activities of such businesses are adjusted when computing Adjusted EBITDA until such time as a new business generates positive Adjusted EBITDA.  The divestiture of underperforming or non-strategic facilities is also an element of our business strategy.  We eliminate the results of divested facilities beginning in the quarter in which they become divested.  We view the income or losses associated with the wind-down of such divested facilities as not indicative of the performance of our ongoing operating business.

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Stock-based compensation.  We exclude stock-based compensation expense because it does not result in an outlay of cash and such non-cash expenses do not reflect the underlying performance of our operating businesses.

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Regulatory defense and related costs.  We exclude the costs of investigating and defending the inherited legal matters associated with prior transactions.  We believe these costs are non-recurring in nature as they will no longer be recognized following the final settlement of these matters. Also, we do not believe the excluded costs reflect underlying performance of our operating businesses.

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Other non-recurring costs.  In the nine months ended September 30, 2019, we excluded an insurance recovery and costs related to the hurricane events of fiscal year 2017.  We do not believe the excluded costs reflect the performance of our ongoing operating business.  In the three and nine months ended September 30, 2018, we excluded $8.5 million of costs attributable to the write down of receivables in our non-core physician services business and the impairment of unrealized incentives associated with a government program rewarding the meaningful use of technology in the delivery of healthcare.  This incentive was estimated to be earned and recognized between 2015 and 2016 within our physician services line of business.

Adjusted EBITDAR

We use Adjusted EBITDAR as one measure in determining the value of our business and the value of prospective acquisitions or divestitures.  Adjusted EBITDAR is also a commonly used measure to estimate the enterprise value of businesses in the healthcare and other industries. In addition, financial covenants in our lease agreements use Adjusted EBITDAR as a measure of compliance.

The adjustments made and previously described in the computation of Adjusted EBITDA are also made when computing Adjusted EBITDAR.

See the reconciliation of net income (loss) attributable to Genesis Healthcare, Inc. to Non-GAAP financial information included herein.

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO GENESIS HEALTHCARE, INC. TO

NON-GAAP FINANCIAL INFORMATION

(UNAUDITED)

(IN THOUSANDS)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Net income (loss) attributable to Genesis Healthcare, Inc.	$46,097	$(58,128)	$26,015	$(166,278)
Adjustments to compute EBITDA:
Net income (loss) attributable to noncontrolling interests	12,801	(33,773)	(1,182)	(97,153)
Depreciation and amortization expense	34,932	53,038	101,395	168,036
Interest expense	37,099	115,695	141,590	348,687
Income tax expense (benefit)	(569)	(1,220)	(680)	(1,759)
EBITDA	$130,360	$75,612	267,138	251,533
Adjustments to compute Adjusted EBITDA:
Loss on early extinguishment of debt	2,460	—	2,436	9,785
Other income	(131,811)	(20,207)	(172,141)	(42,360)
Transaction costs	12,941	11,361	23,025	26,567
Long-lived asset impairments	16,037	32,390	16,937	88,008
Goodwill and identifiable intangible asset impairments	—	929	—	2,061
Severance and restructuring	2,751	1,023	4,870	7,357
Loss of newly acquired, constructed, or divested businesses	67	1,385	2,811	3,560
Stock-based compensation	1,878	2,176	5,713	6,732
Regulatory defense and related costs	—	463	—	603
Other non-recurring costs	—	8,388	(237)	8,435
Adjusted EBITDA	$34,683	$113,520	$150,552	$362,281
Lease Expense	100,018	32,366	288,665	97,548
Adjusted EBITDAR	$134,701		$439,217

Total cash lease payments made pursuant to operating leases, finance leases and financing obligations	$100,500	$105,980	$314,516	$323,658